                                                                    EXHIBIT 10.2


                                  FORM OF
                       INTELLECTUAL PROPERTY AGREEMENT
                        -------------------------------

This Agreement is dated as of              , 1996, between Media 100 Inc.
                              -------------
(f/k/a Data Translation, Inc.), a Delaware corporation ("Parent"), and Data Translation, Inc. (f/k/a Data Translation II, Inc.), a Delaware corporation ("Sub").

WHEREAS, Parent and Sub have entered into a Distribution Agreement dated as of
             , 1996 (the "Distribution Agreement"), pursuant to which Parent is
-------------
assigning and transferring to Sub certain businesses and assets associated with Parent's data acquisition and imaging, commercial products and networking distribution businesses (the "Contributed Businesses") in exchange for the assumption by Sub of certain liabilities and obligations associated with such businesses and the issuance by Sub to Parent of shares of Sub common stock on such terms and conditions as are contained therein; and

WHEREAS, on         , 1996 the Board of Directors of Parent declared a dividend
            --------
of all outstanding shares of Sub to the holders of record of the outstanding
common stock of Parent, such dividend to be made on            , 1996 (the
                                                    -----------
"Distribution Date"); and

WHEREAS, in connection with the transactions contemplated by the Distribution Agreement, Parent and Sub desire that certain of Parent's intellectual property rights relating to the Contributed Businesses be assigned and transferred to Sub, and that Parent and Sub each grant licenses to the other covering the use of their respective intellectual property rights, all as more particularly set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the other agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1    Assignment of Intellectual Property Rights.
             ------------------------------------------

Section 1.1  Patents and Patent Applications.  Subject to the terms and
             -------------------------------
conditions of this Agreement, Parent does hereby assign and transfer to Sub its entire right, title and interest in and to the patents and patent applications listed on Schedule A hereto, including without limitation, income, royalties,
          ----------
damages, claims and payments now and hereafter due and/or payable in respect thereto and rights to sue and collect damages for past, present and future infringements thereof. Parent shall promptly execute assignments contemplated by the foregoing sentence and requested by Sub, and shall provide the same to Sub for filing by Sub, as Sub deems appropriate.

Section 1.2  Trademarks.  Subject to the terms and conditions of this Agreement,
             ----------
Parent does hereby assign and transfer to Sub its entire right, title and interest in and to the trademarks (and corresponding registrations and applications for registration) listed on Schedule B hereto, including without
                                         ----------
limitation, income, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto and rights to sue and collect damages for past, present and future infringements thereof, together with the goodwill of the businesses symbolized by such trademarks, and that portion of the on-going and existing business to which the marks pertain, as required by 15 U.S.C. 1060. Parent shall promptly execute assignments contemplated by the foregoing sentence and requested by Sub, and shall provide the same to Sub for filing by Sub, as Sub deems appropriate.

Section 1.3  Other Assignments.  Subject to the terms and conditions of this
             -----------------
Agreement, Parent does hereby assign and transfer to Sub its entire right, title and interest in and to all trade secrets, know-how, proprietary information and other similar intellectual property relating primarily to the Contributed Businesses, including without limitation, income, royalties, damages, claims and payments now and hereafter due and/or payable in respect thereto and rights to sue and collect damages for past, present and future infringements thereof. Parent shall be under no obligation to provide Sub with any documentation with respect to any of the intellectual property referred to in this Section 1.3 not already in existence as of the Distribution Date. The intellectual property being assigned and transferred pursuant to Sections 1.1, 1.2 and 1.3 of this Agreement is hereinafter referred to collectively as the "Assigned Intellectual Property."

Section 1.4  Disclaimer of Warranties.  NOTHING IN THIS AGREEMENT SHALL BE
             ------------------------
DEEMED TO BE A REPRESENTATION OR WARRANTY BY PARENT OF THE SCOPE, VALIDITY, ENFORCEABILITY, VALUE OR FREEDOM FROM INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS OF ANY OF THE ASSIGNED INTELLECTUAL PROPERTY. PARENT SHALL HAVE NO LIABILITY WHATSOEVER TO SUB OR ANY OTHER PERSON ON ACCOUNT OF ANY INJURY, LOSS OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON SUB OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (a) THE PRODUCTION, USE OR SALE OF ANY APPARATUS OR PRODUCT THROUGH THE USE OR PRACTICE OF ANY OF THE ASSIGNED INTELLECTUAL PROPERTY, (b) THE OTHER USE OF ANY OF THE ASSIGNED INTELLECTUAL PROPERTY OR (c) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OF THE FOREGOING.

Section 1.5  Infringement of Third Party Intellectual Property Rights.  In no
             --------------------------------------------------------
event shall Parent be required to assume the defense of or pay any costs of settlement of any alleged unauthorized use or infringement of any third party patent, trademark or other intellectual property rights arising out of or in connection with or resulting from any use of the Assigned Intellectual Property by the Contributed Businesses or by Sub, either before or after the Distribution Date, and Sub shall hold Parent harmless from any damages, costs or liabilities incurred by any of them arising from or in connection with any such alleged unauthorized use or infringement; provided, however, that Parent shall reasonably cooperate with Sub in the defense of any such alleged unauthorized use or infringement and Sub shall reimburse Parent for all reasonable attorneys' fees and other out-of-pocket expenses incurred by Parent in connection therewith.

Section 1.6  Payment of Costs of Assignment.  From and after the Distribution
             ------------------------------
Date, Sub assumes all responsibility for paying any costs, including but not limited to legal fees and government fees, associated with the Assigned Intellectual Property, excluding any costs associated with the filing of assignments with the appropriate patent or trademark offices for any of the Assigned Intellectual Property.

Section 2    Cross-Licenses.
             --------------

Section 2.1  Grant of License by Parent.  Subject to the terms and conditions of
             --------------------------
this Agreement, Parent, as licensor, does hereby grant to Sub, as licensee, a non-exclusive, perpetual, fully paid-up, royalty-free, world-wide license to make, have made, import, export, use, sell or otherwise dispose of products or services using or embodying (a) the patents, patent applications, trade secrets, know-how, proprietary information and other similar intellectual property owned by Parent as of the Distribution Date other than the Assigned Intellectual Property, including, with respect to the patents and patent applications included therein, any re-issues, continuations, continuations-in-part, divisionals and patents of addition thereof and corresponding foreign patents, and excluding any trademarks otherwise included therein, and (b) any patents issuing from patent applications filed by Parent within two years of the Distribution Date, and any re-issues, continuations, continuations-in-part, divisionals and patents of addition thereof and corresponding foreign patents (collectively, the "Parent Licensed Intellectual Property"). Parent shall be under no obligation to provide Sub with any documentation with respect to the any of the Parent Licensed Intellectual Property.

Section 2.2  Grant of License by Sub.  Subject to the terms and conditions of
             -----------------------
this Agreement, Sub, as licensor, does hereby grant to Parent, as licensee, a non-exclusive, perpetual, fully paid-up, royalty-free, world-wide license to make, have made, import, export, use, sell or otherwise dispose of products or services using or embodying (a) the Assigned Intellectual Property, including, with respect to the patents and patent applications included therein, any re-issues, continuations, continuations-in-part, divisionals and patents of addition thereof and corresponding foreign patents, and excluding the trademarks otherwise included therein, and (b) any patents issuing from patent applications filed by Sub within two years of the Distribution Date, and any re-issues, continuations, continuations-in-part, divisionals and patents of addition thereof and corresponding foreign patents (collectively, the "Sub Licensed Intellectual Property"). Sub shall be under no obligation to provide Parent with any documentation with respect to the any of the Sub Licensed Intellectual Property. References herein to the "Licensed Intellectual Property" shall refer to the Parent Licensed Intellectual Property in the context where Parent is the licensor and Sub is the licensee, and to the Sub Intellectual Property in the context where Sub is the licensor and Parent is the licensee.

Section 2.3  Disclaimer of Warranties.  NOTHING IN THIS AGREEMENT SHALL BE
             ------------------------
DEEMED TO BE A REPRESENTATION OR WARRANTY BY EITHER PARENT OR SUB, AS LICENSOR, OF THE SCOPE, VALIDITY, ENFORCEABILITY, VALUE OR FREEDOM FROM INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS OF ANY OF THE LICENSED INTELLECTUAL PROPERTY. NEITHER PARENT OR SUB, AS LICENSOR, SHALL HAVE ANY LIABILITY WHATSOEVER TO THE OTHER PARTY HERETO, AS LICENSEE, OR TO ANY OTHER PERSON ON ACCOUNT OF ANY INJURY, LOSS OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON SUB OR PARENT, AS LICENSEE, OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (a) THE PRODUCTION, USE OR SALE OF ANY APPARATUS OR PRODUCT THROUGH THE USE OR PRACTICE OF ANY OF THE LICENSED INTELLECTUAL PROPERTY, (b) THE OTHER USE OF ANY OF THE LICENSED INTELLECTUAL PROPERTY OR (c) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OF THE FOREGOING.

Section 2.4  Infringement of Licensed Intellectual Property.  In the event that
             ----------------------------------------------
the licensee or licensor hereunder of Licensed Intellectual Property learns that any entity is or may be infringing in any way on any of the Licensed Intellectual Property licensed to the licensee hereunder, or is engaged in conduct which is liable to cause deception or confusion to the public, or is diluting or infringing any right of the licensee or the licensor, the licensee or licensor, as the case may be, shall notify the other party. The licensor shall have the sole initial right to determine whether or not any action shall be taken against such unauthorized use or infringement. The licensor shall promptly notify the licensee of its determination and shall briefly describe the action, if any, which it shall take. In the event that the licensor initiates litigation against any entity, the licensor shall choose the attorneys, control the litigation, pay the litigation expenses, and retain any settlement amount or damages recovered as a result of any judgment in favor of the licensor. In the event that the licensor takes no action to stop such alleged unauthorized use or infringement within sixty (60) days following notice by the licensee or the licensor, as the case may be (or such earlier date as the licensee reasonably determines is necessary to avoid prejudicing the licensor's or the licensee's ability to bring an action with respect to such alleged unauthorized use or infringement), of such unauthorized use or infringement, then the licensee may by written notice to the licensor request that the licensor bring an action with respect to such alleged unauthorized use or infringement at the expense of the licensee, in which event the licensor shall promptly commence such action, but only if the licensee certifies to the licensor that in the licensee's good faith judgment failure to take action against the unauthorized use or infringement in question is likely to have a material adverse effect on the business of the licensee. Any settlement amount or damages awarded in any such suit referenced in the preceding sentence shall, after payment of expenses incurred by the parties, be paid to the licensee. In any action taken pursuant to this Section 2.4, the licensee shall reasonably cooperate with the licensor in all respects, to have the appropriate employees of the licensee assist in the preparation of the suit and testify if requested by the licensor, and to make available any records, papers, information, specimens and the like. Except as expressly provided herein, all expenses incurred in connection with actions taken pursuant to this Section 2.4 shall be borne independently by each of the parties, with each party being liable solely for the fees and expenses it incurs in connection with such action.

Section 2.5  Infringement of Third Party Intellectual Property Rights.  In no
             --------------------------------------------------------
event shall the licensor hereunder be required to assume the defense of or pay any costs of settlement of any alleged unauthorized use or infringement of any third party patent or other intellectual property rights arising out of or in connection with or resulting from any use of the Licensed Intellectual Property by the licensee hereunder, and the licensee shall hold the licensor harmless from any damages, costs or liabilities incurred by the licensor arising from or in connection with any such alleged unauthorized use or infringement; provided, however, that the licensor shall reasonably cooperate with the licensee in the defense of any such alleged unauthorized use or infringement and the licensee shall reimburse the licensor for all reasonable attorneys' fees and other out-of-pocket expenses incurred by the licensor in connection therewith. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to limit Parent's indemnification obligations, as set forth in the Distribution Agreement, with respect to the litigation entitled Avid Technology,
                                                                ----------------
Inc. v. Data Translation, Inc., Civil Action No. 95-11193 JLT, pending in the
------------------------------
United States District Court for the District of Massachusetts.

Section 2.6  Prosecution of Licensed Patent Applications and Maintenance of
             --------------------------------------------------------------
Issued Patents.  It is understood and agreed between the parties hereto that
--------------
nothing contained in this Agreement creates any obligation on Parent or Sub, in each case as licensor hereunder, to further prosecute before the U.S. Patent and Trademark Office or before any foreign patent office any patent application included in the Licensed Intellectual Property, or to file a corresponding patent application in any foreign country based on any such U.S. patent application, or to pay any maintenance fee which is due or which may become due in respect of any patent or patent application included in the Licensed Intellectual Property. In the event that the licensor decides to cease prosecution of any patent application or to cease paying maintenance fees on any issued patent, the licensor shall notify the licensee hereunder in writing at least sixty (60) days prior to taking any such action, and, in the event that the licensee desires that the licensor continue the prosecution of any such patent application or that the licensor pay such maintenance fee and the licensee reimburses the licensor for all costs thereafter incurred, the licensor shall continue the prosecution of such patent application or pay the maintenance fee for such issued patent. In the event that the licensor later earns any royalty income from any such patent for which the licensee incurred any such costs, the licensor shall pay to the licensee an amount equal to the lesser of
(a) the amount of such royalty income and (b) the amount of such costs incurred by the licensee with respect to such patent.

Section 2.7  Transferability.  The license granted to Sub or Parent pursuant to
             ---------------
Section 2.1 or 2.2 hereof, respectively, shall not be sublicensed, sold or otherwise transferable by the licensee in whole or in part other than in connection with (a) the distribution and sale by the licensee of its products and services in the ordinary course of business or (b) a sale or transfer, on a going concern basis, by the licensee of its entire business, through merger or sale of stock or substantially all of the assets related thereto; provided that any sale or transfer permitted by clause (b) above shall be subject to the provisions of Section 2.8 hereof; and provided, further, that no such transfer shall be effective unless the transferee shall have agreed in writing to be bound by the terms and provisions of this Agreement applicable to the transferor.

Section 2.8  Termination.  The license granted to Sub or Parent, as licensee,
             -----------
under Section 2.1 or 2.2 hereof, respectively, will terminate automatically, without notice, with respect to any patents issuing from patent applications filed after August 31, 1996 and included in the Licensed Intellectual Property (unless such application claims the benefit of the filing date of an application filed on or before August 31, 1996 under 35 U.S.C. 120 or 121), in the event that there is a change in control of the licensee or the licensee's business; provided, however, that such patents may continue to be used or embodied in products which have been shipped commercially, or with respect to which the licensee is substantially near completion of development prior to first commercial shipment, on or prior to the date the license would otherwise terminate as provided above. The license granted to Sub or Parent, as licensee, under Section 2.1 or 2.2 hereof will terminate automatically, without notice, with respect to all the Licensed Intellectual Property licensed thereby (a) upon the institution by or against the licensee of insolvency, receivership or bankruptcy proceedings, or any other proceedings for the settlement of the licensee's debts, (b) upon the licensee's making an assignment for the benefit of creditors, or (c) upon the licensee's dissolution. In the event that any license granted to Sub or Parent is terminated pursuant to this Section 2.8, the applicable licensee shall promptly return any documentation reflecting or embodying the Licensed Intellectual Property with respect to which such termination applies. Each of Sub and Parent, as licensee, shall notify the licensor immediately upon becoming aware of any change in ownership or control of the licensee which could result in a termination of the applicable license.

Section 3    Non-Disclosure Agreements.
             -------------------------

Parent and Sub shall cause their respective employees, promptly after the Distribution Date, to enter into and execute non-disclosure agreements, in form and substance reasonably satisfactory to the other company, governing the use by such employees of confidential information relating to the other company, including without limitation confidential information relating to the Assigned Intellectual Property and the Licensed Intellectual Property, and shall take all reasonable steps necessary to enforce each such non-disclosure agreement after its execution.

Section 4    MISCELLANEOUS.
             -------------

Section 4.1  Confidentiality.  The provisions of the Distribution Agreement
             ---------------
relating to confidentiality shall apply with respect to any information obtained or learned by either party from the other party in connection with the assignments and licenses contemplated hereby. This Section shall survive the termination of this Agreement.

Section 4.2  Dispute Resolution.  All disputes, controversies or claims between
             ------------------
Parent and Sub arising out of or relating to this Agreement, including without limitation the breach, interpretation or validity of any term or condition hereof, shall be resolved in accordance with the provisions of the Distribution Agreement relating to dispute resolution.

Section 4.3  Amendment and Waiver.  No amendment of any provision of this
             --------------------
Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other party but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other party shall constitute a waiver of such party's right to enforce any provisions hereof or to take any such action.

Section 4.4  Notices.  Any notice to any party hereto given pursuant to this
             -------
Agreement shall be in writing and shall be given by the means, and to the addresses, set forth in the "Notices" section of the Distribution Agreement.

Section 4.5  Successors and Assigns.  This Agreement shall inure to the benefit
             ----------------------
of, and be binding upon and enforceable against the respective successors and assigns of the parties hereto, provided that, except as expressly provided in
Section 2.7 hereof, this Agreement may not be assigned by either party without the prior written consent of the other party, and any attempt to assign any rights or obligations hereunder without such consent shall be void.

Section 4.6  Entire Agreement; Parties in Interest.  This Agreement (including
             -------------------------------------
the Schedules hereto and the provisions of the Distribution Agreement incorporated herein by reference) comprises the entire agreement between the parties hereto as to the subject matter hereof and supersedes all prior agreements and understandings between them relating thereto and is not intended to confer upon any person other than the parties hereto (including their successors and permitted assigns) any rights or remedies hereunder.

Section 4.7  Severability.  If any term or provision of this Agreement or the
             ------------
application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 4.8  Captions.  Captions and headings are supplied herein for
             --------
convenience only and shall not be deemed a part of this Agreement for any purpose.

Section 4.9  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the internal substantive laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

Section 4.10  Counterparts.  This Agreement may be executed in several
              ------------
counterparts, and all counterparts so executed shall constitute one agreement, binding upon the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

IN WITNESS WHEREOF, Parent and Sub have caused this Agreement to be duly executed by their authorized representatives as an agreement under seal, all as of the day and year first written above.

MEDIA 100 INC.

By:
   ------------------------------------------
Name:  John A. Molinari
Title:  President and Chief Executive Officer

DATA TRANSLATION, INC.

By:
   -----------------------------------------
Name:  Alfred A. Molinari, Jr.
Title:  Chairman and Chief Executive Officer

                                   SCHEDULE A
                                       TO
                        INTELLECTUAL PROPERTY AGREEMENT
                                    BETWEEN
                   MEDIA 100 INC. AND DATA TRANSLATION, INC.

                    ASSIGNED PATENTS AND PATENT APPLICATIONS
                    ----------------------------------------


Title of Application                                Serial No.    Patent No.
(Inventor and Country)                    Status    Filing Date   Issue Date
----------------------------------------------------------------------------
Color Video Processing Circuitry          Issued    07/172,017    4,916,531
(Genz - U.S.)                                       03/23/88      04/10/90

Circuitry for Conditioning Analog         Issued    07/618,722    5,111,203
Signals and Converting to Digital Form              11/27/90      05/05/92
(Calkins - U.S.)

Calkins - Canada                          Pending   2050093
                                                    08/28/91

System for Locating Failure Signals       Issued    07/603,791    5,185,883
by Comparing Input Data, etc.                       10/26/90      02/09/93
(Ianni - U.S.)

Data Acquisition Apparatus                Issued    06/242,840    4,380,764
(Connors - U.S.)                                    03/12/81      04/19/83

Continuous Data Transfer System           Issued    06/470,402    4,599,689
(Berman - U.S.)                                     02/28/83      07/08/86

Interrupt Driven Multi-Buffer DMA         Issued    06/868,257    4,703,449
Circuit for Enabling Continuous                     05/28/86      10/27/87
Sequential Data Transfers
(Berman - U.S.)

Oscillator and Voltage-to-Frequency       Issued    07/724,528    5,168,247
Converter Employing the Same                        06/28/91
(Tarr - U.S.)

Storing a Digitized Stream of             Issued    08/111,390    5,406,311
Interlaced Video Image Data in a                    08/25/93      04/11/95
Memory in Non-Interlaced Form
(Michelson - U.S.)

Reprogrammable PCMCIA Card                Pending   08/397,390
(Michelson - U.S.)                                  03/02/95

Computer Based Video System               Pending   08/666,960
(Walsh - U.S.)                                      06/20/96


                                  SCHEDULE B
                                      TO
                        INTELLECTUAL PROPERTY AGREEMENT
                                    BETWEEN
                   MEDIA 100 INC. AND DATA TRANSLATION, INC.

                              ASSIGNED TRADEMARKS
                              -------------------


Mark                         Jurisdiction      Serial Number
------------------------------------------------------------
Broadway                     United States     75/006,321

Broadway                     European Union    17848

Broadway                     Japan             8-503

Colorcapture                 United States     73/753,301

Data Translation             United States     73/358,372

Data Translation             Canada            498,887

Data Translation             France            643,945

Data Translation             Japan             95114/1982

Data Translation & Design    United States     74/059,156

DT-Connect                   United States     74/180,184

DT-Open Layers               United States     74/229,369

Global Lab                   United States     74/008,545

Global Lab & Design          United States     74/118,765

Vision-EZ                    United States     74/403,329
